                                                                    EX-99.m.3a.2

                          UBS INVESTMENT FUNDS CLASS
                          SELECTED DEALER AGREEMENT
                            SCHEDULE OF 12B-1 FEES

                                  EXHIBIT B

===============================================================================
            SERIES             DISTRIBUTION FEE  SERVICE FEE  TOTAL 12B-1 FEES
-------------------------------------------------------------------------------
         Global Fund                0.40%           0.25%            0.65%
-------------------------------------------------------------------------------
     Global Equity Fund             0.51%           0.25%            0.76%
-------------------------------------------------------------------------------
   Global Technology Fund           0.75%           0.25%            1.00%
-------------------------------------------------------------------------------
     Global Biotech Fund            0.75%           0.25%            1.00%
-------------------------------------------------------------------------------
       Global Bond Fund             0.24%           0.25%            0.49%
-------------------------------------------------------------------------------
      U.S. Balanced Fund            0.25%           0.25%            0.50%
-------------------------------------------------------------------------------
       U.S. Equity Fund             0.27%           0.25%            0.52%
-------------------------------------------------------------------------------
    U.S. Value Equity Fund          0.75%           0.25%            1.00%
-------------------------------------------------------------------------------
  U.S. Large Cap Equity Fund        0.27%           0.25%            0.52%
-------------------------------------------------------------------------------
  U.S. Large Cap Growth Fund        0.52%           0.25%            0.77%
-------------------------------------------------------------------------------
  U.S. Small Cap Equity Fund        0.75%           0.25%            1.00%
-------------------------------------------------------------------------------
  U.S. Small Cap Growth Fund        0.52%           0.25%            0.77%
-------------------------------------------------------------------------------
 U.S. Real Estate Equity Fund       0.75%           0.25%            1.00%
-------------------------------------------------------------------------------
        U.S. Bond Fund              0.22%           0.25%            0.47%
-------------------------------------------------------------------------------
       High Yield Fund              0.60%           0.25%            0.85%
-------------------------------------------------------------------------------
  Emerging Markets Debt Fund        0.75%           0.25%            1.00%
-------------------------------------------------------------------------------
 Global (Ex-U.S.) Equity Fund       0.59%           0.25%            0.84%
-------------------------------------------------------------------------------
 Emerging Markets Equity Fund       0.75%           0.25%            1.00%
===============================================================================


Approved: May 19, 1997
Amended:  November 24, 1997 and December 10, 1998, April 28, 2000